Exhibit 99.1

Lending Club Appoints Capital One Credit Officer Sandeep Bhandari as Chief Credit Officer

SAN FRANCISCO – August 4, 2015 – Lending Club (NYSE: LC) today announced that Sandeep Bhandari, Assistant Chief Credit Officer at Capital One Bank (Credit Risk Management) and Venture Partner (Capital One Ventures), will join Lending Club as Chief Credit Officer on August 24.

Bhandari will assume responsibility for credit risk management across all products, replacing in that capacity Lending Club Chief Risk Officer Chaomei Chen, who will be retiring at the end of this year.

"We’re grateful to Chaomei for the formative role she has played over the last four years in establishing the foundation for, and building, an outstanding credit and risk management organization, and wish her the best as she begins a new chapter of her life,” said Lending Club CEO Renaud Laplanche. “We’re also thrilled to welcome Sandeep as a key member of the executive team. In 15 years at Capital One Sandeep demonstrated his strategic abilities to launch new products, acquire quality customers, and develop growth strategies that led to accelerated growth of originations, while prudently managing credit risk and accurately forecasting credit performance. We’re glad that they’ll be able to work side by side for a time to ensure a smooth transition.”

“It’s been an honor and a pleasure to have been part of the team over the last four years and I am very proud of what we have accomplished,” said Lending Club Chief Risk Officer Chaomei Chen. “I wish continued success for Sandeep and the team.”

Bhandari said, “Lending Club truly has the potential to transform the traditional banking system. I'm thrilled to join the team and look forward to helping the company continue to execute on its mission to make credit more affordable and investing more rewarding by growing its business on multiple fronts.”

Bhandari held a variety of roles at Capital One encompassing strategy development, credit risk management, marketing, product development, and underwriting expertise across consumer and small business credit cards, auto loans, mortgages and home equity loans.

Bhandari holds a B.Tech in Mechanical Engineering from the Indian Institute of Technology in Delhi and an MBA from the Indian Institute of Management in Ahmedabad.

About Lending Club

Lending Club's mission is to transform the banking system to make credit more affordable and investing more rewarding. The company's technology platform enables it to deliver innovative solutions to borrowers and investors. Since launching in 2007, the Lending Club platform has facilitated over $11.2 billion in consumer loans and has more than doubled annual loan volume each year. We operate at a lower cost than traditional bank lending programs, so we’re able to pass the savings on to borrowers in the form of lower rates and to investors in the form of solid returns. Lending Club has been prominently recognized as a leader for its growth and innovation, including being named one of Forbes' America's Most Promising Companies three years in a row, a CNBC Disruptor two years in a row, a 2012 World Economic Forum Technology Pioneer, and one of The World's 10 Most Innovative Companies in Finance by Fast Company. Lending Club is based in San Francisco, California. More information is available at https://www.lendingclub.com. Currently only residents of the following states may invest in Lending Club notes: AR, AZ, CA, CO, CT, DE, FL, GA, HI, IA, ID, IL, KY (accredited investors), LA, MA, ME, MN, MS, MT, NH, NV, NY, OK, RI, SD, TX, UT, VA, VT, WA, WI, WV, or WY. All loans made by WebBank, a Utah-chartered Industrial Bank, Member FDIC.

Some of the statements in this above are "forward-looking statements." The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will," "would" and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The Company may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Additional information about Lending Club is available in the prospectus for Lending Club's notes, which can be obtained on Lending Club's website at https://www.lendingclub.com/info/prospectus.action.
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